Exhibit 99.5

STOCK ORDER FORM	SEND OVERNIGHT PACKAGES TO: Stock Information Center Cullman Savings Bank 316 Second Avenue, SW Cullman, Alabama 35055 (XXX) XXX-XXXX

Deadline: The Subscription Offering ends at 4:30 p.m., Central Time, on June     , 2021. Your original Stock Order Form, properly executed and with the correct payment, must be received (not postmarked) by the deadline or it will be considered void. Orders may be submitted by overnight or in-person delivery to our Stock Information Center, which is located at Cullman Savings Bank’s main office located at 316 Second Avenue, SW, Cullman, Alabama, or by mail using the Stock Order Reply Envelope provided.    Faxes or copies of this form may not be accepted. Cullman Bancorp, Inc. reserves the right to accept or reject improperly completed stock order forms. PLEASE PRINT CLEARLY AND COMPLETE ALL AREAS. – READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS AS YOU COMPLETE THIS FORM.

(1) Number of Shares		(2) Total Amount Due	THE MINIMUM PURCHASE IS 25 SHARES ($250). Generally, no person may purchase more than 25,000 shares ($250,000). Also, no person of entity, together with an associate or group of persons acting in concert, may purchase more than 50,000 shares ($500,000).
	Price Per Share X $10.00 =	$

(3a) Method of Payment – Check or Money Order Enclosed is a personal check, bank check or money order made payable to Cullman Bancorp, Inc. in the amount of:	$
Checks will be cashed upon receipt.

(3b) Method of Payment – Certificate or Savings Account Withdrawal ONLY

The undersigned authorizes withdrawal from the Cullman Savings Bank account(s) listed below. There will be no early withdrawal penalty applicable for withdrawals authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. IRAs or accounts with check-writing privileges may NOT be listed for withdrawal below.

Account Number(s) (Certificates or Savings Accounts Only)		Withdrawal Amount(s)
$
$
$
$
$
Total Withdrawal Amount		$

(4) Purchaser Priority

Subscription Offering

a)

Eligible Account Holders – Depositors of Cullman Savings Bank with aggregate deposit account balances of $50 or more at the close of business on January 31, 2020. Enter information in Section 9 for all deposit accounts that you had at Cullman Savings Bank on this date.

b)

Supplemental Eligible Account Holders – Depositors of Cullman Savings Bank with aggregate deposit account balances of $50 or more at the close of business on March 31, 2021 who are not Eligible Account Holders. Enter information in Section 9 for all deposit accounts that you had at Cullman Savings Bank on this date.

c)

Other Members – Depositors of Cullman Savings Bank at the close of business on April 30, 2021 who are not Eligible Account Holders or Supplemental Eligible Account Holders. Enter information in Section 9 for all deposit accounts that you had at Cullman Savings Bank on this date.

Community Offering

d)	Local Community – Natural persons (including trusts of natural persons) residing in Cullman County, Alabama.

e)	General Public – Check here if none of the above priorities apply to you.

(5) Management/Employee/Family Member: Check if you are a Cullman Savings Bank, MHC, Cullman Savings Bank, or Cullman Bancorp, Inc.:

Director, Officer, Employee, or Immediate family member, as defined in the Stock Order Form Instructions.

(6) Maximum Purchaser Identification:

Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation is increased. See Item 1 of the Stock Order Form Instructions.

(7) Associates/Acting in Concert:

Check here if you, or any associates or persons acting in concert with you (as defined in the Prospectus dated [                    ]), have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or persons acting in concert with you. SEE THE STOCK ORDER FORM INSTRUCTIONS FOR FURTHER DETAILS.

Name(s) listed in section 8 on other order forms	Shares Ordered	Name(s) listed in section 8 on other order forms	Shares Ordered

(8) Stock Registration: Please PRINT legibly and fill out completely:

The stock ownership statement and all correspondence related to this stock order will be mailed to the address provided below. Do not include below the name(s) of any persons who do not have the same Purchaser Priority (section 4 above) as you. Check only one box below. See the Stock Order Form Instructions for further details.

Individual Joint Tenants Tenants in Common Corporation (include Tax ID and name of corporation only) Partnership (include Tax ID and name of partnership only)

Individual Retirement Account (include Tax ID of custodian and SS# of owner) Uniform Transfers to Minors Act (include SS# of minor only) Trust Under Agreement Dated

Name				SS# or Tax ID#
Name				SS# or Tax ID#
Address				Daytime Telephone #
City	State	Zip Code	County	Evening Telephone #

(9) Qualifying Accounts: List below any accounts that you had Cullman Savings Bank as of the date associated with your selection in section 4 above. All subscription orders are subject to the provisions of the stock offering as described in the prospectus. Attach a separate page if additional space is needed. Failure to list all of your accounts may result in the loss of part or all of your subscription rights if the offering is oversubscribed.

Names on Accounts	Account Numbers

(10) Acknowledgement, Certification and Signature:

I understand that to be valid, this form, properly completed, together with full payment or withdrawal authorization, must be received by Cullman Bancorp, Inc. (not postmarked) no later than 4:30 pm, Central Time, on June     , 2021 otherwise this form and all of my subscription rights will be void. (continued on reverse) SEE THE STOCK ORDER FORM INSTRUCTIONS FOR STOCK ORDER DELIVERY OPTIONS.

*** ORDER NOT VALID UNLESS SIGNED ***

ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL
Signature	Date	Signature	Date

Internal Use Only: Date Rec’d Check# $ Check# $ Batch# Order # Priority

(10) Acknowledgement, Certification and Signature (continued from front side of Stock Order Form)

I agree that after receipt by Cullman Bancorp, Inc. this Stock Order Form may not be modified or cancelled without the consent of Cullman Bancorp, Inc., and that if withdrawal from a deposit account has been authorized the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that: 1) I am purchasing shares solely for my account and there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, 2) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, and 3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that my order does not conflict with the maximum purchase limitation of [$250,000] for any person, or [$500,000] for any person together with associates of, or persons acting in concert with, such person, or entity, in all categories of the offering, combined as set forth in the Plan of Conversion and Reorganization and the Prospectus dated [                    ].

Subscription rights pertain to those eligible to place orders in the Subscription Offering. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY CULLMAN SAVINGS BANK, MHC, CULLMAN BANCORP, INC., OR CULLMAN SAVINGS BANK OR BY THE FEDERAL GOVERNMENT. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS.

I further certify that, before purchasing the common stock of Cullman Bancorp, Inc. I received the Prospectus dated [                    ] and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the “Risk Factors” section beginning on PAGE [    ] which risks include but are not limited to the following:

Risks Related to Our Business

TBD

Cullman Bancorp, Inc. Stock Order Form Instructions

Stock Order Form Instructions – All orders are subject to the provisions of the stock offering as described in the prospectus.

Item 1 and 2 – Number of Shares and Total Amount Due - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum number of shares of common stock you may order is 25 shares. Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than 25,000 shares ($250,000) of common stock, and no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 50,000 shares ($500,000) of common stock in all categories of the offering combined. For additional information, see “The Conversion and Offering – Additional Limitations on Common Stock Purchases” in the Prospectus dated [                    ].

Item 3a – Payment by Check - Payment for shares may be made by personal check, bank check or money order payable to Cullman Bancorp, Inc. DO NOT MAIL CASH. Funds received in the subscription and community offerings will be immediately cashed and placed in a segregated account at Cullman Savings Bank and will earn interest at [    %] per annum from the date payment is processed until the offering is completed or terminated.

Item 3b – Payment by Account Withdrawal - To pay by withdrawal from a savings account or certificate of deposit at Cullman Savings Bank, insert the account number(s) and the amounts(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order Form. To withdraw from an account with check writing privileges, please write a check. Cullman Savings Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs) for the purpose of purchasing stock in the offering. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the offering closes and will earn their respective rate of interest, but will not be available for your use until the completion of the transaction.

Item 4 – Purchaser Priority - Check the appropriate box to tell us the earlier of the three dates that applies to you and any others subscribing for shares with this order form. If boxes a, b and c do not apply to you, then check the Local Community or General Public box, as appropriate.

Item 5 – Management/Employee/Family Member - Check the appropriate box if you are a Cullman Savings Bank, MHC, Cullman Bancorp, Inc., or Cullman Savings Bank: director, officer, employee, or immediate family member. “Immediate Family” includes the spouse, parents, siblings and children who live in the same house as the director, officer or employee.

Item 6 – Maximum Purchase - Check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Item 7, you may not be eligible to purchase more shares in the event maximum purchase limitations are increased.

Item 7 – Associates/Acting in Concert - Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. The term “associate” of a person means: 1) any corporation or organization, other than Cullman Savings Bank, MHC, Cullman Bancorp, Inc., or Cullman Savings Bank, or a subsidiary thereof, of which a person is a senior officer or partner, or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization; 2) any trust or other estate, if the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate except that for the purposes relating to subscriptions in the stock offering and the sale of common stock following the reorganization, a person who has a substantial beneficial interest in any non-tax-qualified employee plan or any tax-qualified employee plan, or who is a trustee or fiduciary of such plan, is not an associate of such plan, and except that for purposes of aggregating total shares that may be held by officers and directors, the term “associate” does not include any tax-qualified employee plan; or 3) any person who is related by blood or marriage to such person and (i) who lives in the same house as the person; or (ii) who is a director or senior officer of Cullman Savings Bank, MHC, Cullman Bancorp, Inc., or Cullman Savings Bank or a subsidiary thereof. The term “acting in concert” means: 1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or 2) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated. In the Prospectus dated [                    ], please see the section entitled “The Conversion and Offering – Additional Limitations on Common Stock Purchases” for more information regarding the definition of “associate” and “acting in concert.”

Item 8 – Stock Registration - The stock transfer industry has developed a uniform system of stockholder registrations that we will use in the issuance of Cullman Bancorp, Inc. common stock. See below and the reverse side of this form for further details regarding common forms of stock registration. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of stock, please consult your legal advisor or contact the Stock Information Center at [(XXX) XXX-XXXX]. Subscription rights are not transferable. If you are an Eligible Account Holder, Supplemental Eligible Account Holder, or Other Member, as defined in the Prospectus, to protect your priority rights over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder’s names.

(Continued on reverse side)	Side 3

Cullman Bancorp, Inc. Stock Order Form Instructions

Please check only the one box which corresponds to the ownership desired.

Individual – The stock is to be registered in one individual’s name only. Provide only this individual’s information.

Joint Tenants – Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. All owners must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common – Tenants in common will also identify two or more owners. However, when stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the transfer or sale of shares held by tenants in common.

Individual Retirement Accounts – Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA, or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at Cullman Savings Bank. The stock cannot be held in a Cullman Savings Bank Individual Retirement Account. Please contact your broker or self-directed IRA provider as quickly as possible to explore this option, as it may take a number of weeks to complete a trustee-to-trustee transfer and place a subscription in this manner. IRA Registration:

Name Line 1 – list the name of the custodian/brokerage firm holding your IRA, followed by “CUST”.

Name Line 2 – FBO (for benefit of) YOUR NAME [IRA a/c #            ].

Address will be that of the brokerage/trust department to where the ownership statement will be sent.

Include both the Tax I.D. Number of the custodian as well as your personal Social Security Number.

Please list your phone numbers, not the phone numbers of your broker / trust department.

Uniform Transfers to Minors Act (“UTMA”) – For residents of Alabama and many states, stock may be held in the name of a custodian For the Benefit Of (“FBO”) a minor under the state’s Uniform Transfers to Minors Act. In this form of ownership, the minor is the actual owner of the stock with an adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated. UTMA Registration:

Name Line 1: print the name of the custodian followed by the abbreviation CUST

Name Line 2: FBO “name of the minor”, followed by UTMA- AL (or your state’s abbreviation)

List only the minor’s social security number on the form.

Corporation/Partnership – Corporations and partnerships may purchase stock. Please provide the corporation or partnership’s legal name and Tax I.D. Number. To have subscription rights within a customer priority, the corporation or partnership must have an account in its legal name and Tax I.D. Number. Please contact the Stock Information Center to verify customer rights and purchase limitations.

Fiduciary/Trust – Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity. To have subscription rights within a customer priority, the fiduciary or trust must have an account in its legal name and Tax I.D. Number. Please contact the Stock Information Center to verify customer rights and purchase limitations. Instructions: On the first name line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.) In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

Item 9 – Qualifying Accounts - List all qualifying accounts that you had with Cullman Savings Bank as of the date corresponding to the box checked in Item 4. For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earlier of the three dates that you were a qualifying customer of Cullman Savings Bank. Similarly, if you are ordering stock jointly with another customer, you should list all account numbers under which either of you are owners, i.e., individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had a qualifying account as of the date corresponding to the box checked in Item 4, and you should list only their account number(s). If you are ordering stock as a corporation, partnership or other legal business entity, you need to list just that entity’s account number(s), as your individual account number(s) do not qualify. Failure to list all of your qualifying account numbers may result in the loss of part or all of your subscription rights if the offering is oversubscribed.

Item 10 – Acknowledgment, Certification, and Signature - Sign and date the form where indicated. Before you sign please carefully review the information you have provided and read the acknowledgement and both sides of the Stock Order Form. Only one signature is required, unless any account listed in section 3b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated [                    ] carefully before making an investment decision.

Side 4